UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 27, 2025

DISTRIBUTION SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street,	Suite 1700,	Fort Worth,	Texas	76102
(Address of principal executive offices)				(Zip Code)

(Registrant's telephone number, including area code)				(888)	611-9888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.00 par value	DSGR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On May 22, 2025, Distribution Solutions Group, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). There were 46,570,343 shares of common stock entitled to be voted, of which 44,767,909 shares or 96.1% were represented in person or by proxy at the Annual Meeting.

(b) The Company’s stockholders voted on three proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2025, and the final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

(i) Proposal One: The following directors were elected to the Company’s Board of Directors (the “Board”), and the voting for each director was as follows:

Nominee	For	Withheld
I. Steven Edelson	41,512,176	3,255,733
Lee S. Hillman	41,511,635	3,256,274
J. Bryan King	40,919,835	3,848,074
Mark F. Moon	41,274,170	3,493,739
Bianca A. Rhodes	41,584,435	3,183,474
M. Bradley Wallace	41,583,831	3,184,078
Robert S. Zamarripa	41,583,050	3,184,859

(ii) Proposal Two: Grant Thornton, LLP was ratified as the Company's independent registered public accounting firm for 2025 by the following vote:

For	Against	Abstain
44,750,867	13,348	3,694

(iii) Proposal Three: The advisory, non-binding vote on executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Voters
41,580,272	68,492	3,955	3,115,190

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTION SOLUTIONS GROUP, INC.
(Registrant)

Date:	May 27, 2025	By: /s/ Richard D. Pufpaf
Name: Richard D. Pufpaf
Title: Senior Vice President, Secretary, General Counsel and Chief Compliance Officer